UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2010

Western Digital Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-08703	33-0956711
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3355 Michelson Drive, Suite 100 Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 672-7000

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2010, Western Digital Corporation (“Western Digital”) and Martin Finkbeiner entered into a Separation and General Release Agreement (the “Separation Agreement”) pursuant to which Mr. Finkbeiner’s employment with Western Digital as Executive Vice President, Operations, terminated, effective December 1, 2010 (the “Separation Date”).

Pursuant to the Separation Agreement, Mr. Finkbeiner has agreed to protect Western Digital’s confidential information and to comply with certain non-solicitation and cooperation provisions. The Separation Agreement also provides for a customary mutual general release of claims, as well as certain other standard terms. Pursuant to the Separation Agreement and applicable law, Mr. Finkbeiner has up to seven (7) days to revoke the Separation Agreement. If Mr. Finkbeiner does not revoke the Separation Agreement and complies with his obligations thereunder, he will be entitled to the following separation benefits:

•	a lump sum payment of $114,231, less standard withholding and authorized deductions, payable within twenty-one (21) days of the Separation Date;

•	for a period of twenty-four (24) consecutive months following the Separation Date, Western Digital will pay Mr. Finkbeiner a salary continuation of $37,500 per month, less standard withholding and authorized deductions; provided, however, that such salary continuation payments shall cease in the event Mr. Finkbeiner becomes employed or otherwise provides services for compensation to any other person or entity;

•	a lump sum payment of $159,898, less standard withholding and authorized deductions, which represents a pro-rata portion of Mr. Finkbeiner’s target bonus opportunity under Western Digital’s Incentive Compensation Plan for the six-month bonus cycle ending December 31, 2010, payable within twenty-one (21) days of the Separation Date;

•	Western Digital will make applicable COBRA premium payments to cover Mr. Finkbeiner’s company-provided medical, dental and/or vision coverage until the earlier of (i) eighteen (18) months following the Separation Date or (ii) Mr. Finkbeiner’s becoming eligible for equivalent coverage under another employer’s plan(s);

•	on the Separation Date, Mr. Finkbeiner’s outstanding stock options and restricted stock units will vest and become exercisable or payable, as applicable, as if Mr. Finkbeiner had remained employed through June 1, 2011, subject to the terms and conditions of the stock incentive plan and award agreements applicable to such awards; and

•	Western Digital will pay for Mr. Finkbeiner to receive outplacement services for a period of up to twelve (12) months following the Separation Date, subject to a maximum cost to Western Digital of $25,000.

The foregoing summary of the Separation Agreement is qualified in its entirety by the text of the Separation Agreement, which Western Digital expects to file as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Western Digital Corporation (Registrant)

		By:	/s/ Michael C. Ray

Date:	December 3, 2010		Michael C. Ray Vice President, General Counsel and Secretary